FOR IMMEDIATE RELEASE:

American Midstream Announces Long-term Agreement with Silver Oak Energy to Develop Midstream Infrastructure in East Texas
DENVER, CO –January 2, 2013– American Midstream Partners, LP (NYSE: AMID) announced today the execution of a long-term agreement with Silver Oak Energy to provide midstream services throughout Silver Oak’s acreage holdings in the Woodbine Formation in Madison County, Texas. American Midstream previously announced a binding letter of intent with Silver Oak, under which the Partnership constructed natural gas gathering and treating facilities to enable Silver Oak to market production from their initial drilling program. Under the terms of the agreement announced today, American Midstream will construct and operate additional gathering, compression, treating, and processing facilities to support Silver Oak’s production in the Woodbine.
“We are excited to announce a long-term agreement with Silver Oak to develop midstream infrastructure throughout the Woodbine play in East Texas,” commented Brian Bierbach, President and Chief Executive Officer. “There are extensive potential crude oil reserves in the Woodbine and surrounding plays that we believe will drive significant rich-gas production. We look forward to working with Silver Oak, and potentially other producers in the region, to provide a full suite of midstream services that are critical to the full development of the liquids-rich areas of the Woodbine.”

About American Midstream Partners
Denver-based American Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of natural gas midstream energy assets. The company provides midstream services in the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, LP visit www.AmericanMidstream.com.

About Silver Oak Energy

Silver Oak Energy, in partnership with EnCap Energy Capital Fund VIII, is a Fort Worth, Texas based newly created exploration and production company formed to generate oil and gas prospects, acquire leases and develop producing properties in multiple onshore U.S. basins. For more information visit www.silveroakpartners.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements relate to, among other things, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Please see our Risk Factor disclosures included in Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 19, 2012, as supplemented by our Current Report on Form 8-K filed on November 15, 2012, and our Quarterly Report on Form 10-Q filed on November 14, 2012. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.